Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

18 U.S.C. Certification of Donny R. Johnson
Chief Financial Officer of
Duckwall-ALCO Stores, Inc. and Subsidiaries

I, Donny R. Johnson, Chief Financial Officer of Duckwall-ALCO Stores, Inc. and Subsidiaries, hereby certify, in  accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)
The Quarterly Report on Form 10-Q for the quarter ended August 3, 2008, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)
The information contained in the Quarterly Report on Form 10-Q for the quarter ended July 29, 2007, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operation of Duckwall-ALCO Stores, Inc. and Subsidiaries.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc.  and Subsidiaries and will be retained by Duckwall-ALCO Stores, Inc. and Subsidiaries and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  September 11, 2008
By: /s/ Donny R. Johnson
       Donny R. Johnson
       Chief Financial Officer